Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Trustees and Shareholders
Mentor Institutional Trust




        We consent to the use of our report for SNAP Fund, a portfolio of Mentor Institutional Trust, dated August 2, 1996, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT ACCOUNTANTS" in the statement of additional information of SNAP Fund.



                                        KPMG Peat Marwick LLP

Boston Massachusetts
October 29, 1996